UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2012

DUKE ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 South Tryon Street, Charlotte, North Carolina 28202

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 7.01.  Regulation FD Disclosure.

Duke Energy International, LLC (“DEI”), a subsidiary of Duke Energy Corporation, has acquired through its wholly-owned affiliates all of the outstanding shares of CGE Group’s Iberoamericana de Energía Ibener S.A. (“Ibener”) subsidiary in Chile.  The shares were acquired for cash consideration of $415 million.  As part of the transaction, DEI has acquired two run-of-river hydroelectric powerplants, Peuchén and Mampil, with combined installed capacity of 140 megawatts. The hydroelectric stations use the water from the Duqueco River (VIII region).  DEI expects to close on a secured financing from a group of local banks for approximately half of the purchase price in the first quarter of 2013.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: December 26, 2012	By:	/s/ Steven K. Young

	Name:	Steven K. Young

	Title:	Vice President, Chief Accounting Officer and Controller